EXHIBIT 3.208

ARTICLES OF INCORPORATION

OF

TOWN CREEK COAL COMPANY

The undersigned, acting as incorporators of a corporation under Section 27, Article 1, Chapter 32 of the Code of West Virginia adopt the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:

I. The undersigned agree to become a corporation by the name of TOWN CREEK COAL COMPANY.

II. The address of the principal office of said corporation will be located at 1150 One Valley Square, Charleston, in county of Kanawha, and State of West Virginia, Zip 25301.

III. The purpose or purposes for which this corporation is formed are as follows:

To engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the West Virginia Business Corporation Act.

IV. Provisions limiting or denying to shareholders preemptive rights are: None.

V. Provisions for the regulation of the internal affairs of the corporation are: None.

VI. The amount of the total authorized capital stock of said corporation shall be Five Thousand dollars ($5,000.00), which shall be divided into 5,000 shares of the par value of One Dollar each.

VII. The full names and addresses of the incorporators, including street numbers, if any, and the city, town or village, including zip number.

NAME	ADDRESS
M. E. Gahan	123 South Broad Street
Philadelphia, PA 19109

John Morrissey	123 South Broad Street
Philadelphia, PA 19109

George Lewis	123 South Broad Street
Philadelphia, PA 19109

VIII. The existence of this corporation is to be perpetual.

IX. The name and address of the person appointed to whom shall be sent notice or process served upon, or service of which is accepted by, the secretary of state is W. M. WOODROE, CHARLESTON NATIONAL PLAZA, CHARLESTON, WEST VIRGINIA 25301.

X. The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons, if any, who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are inapplicable.

WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this ARTICLES OF INCORPORATION, and we have according hereunto set our respective hands this 21st of December, 1976.

/s/ George Lewis

George Lewis

/s/ John Morrissey

John Morrissey

/s/ M.E. Gahan

M. E. Gahan

Articles of Incorporation

prepared by:

Richard Rivers, Atty.

Centre Square West

Philadelphia, PA 19102